804 / 771-5700 fax: 804 / 771-5777	Mailing Address: P.O. Box 27828 Richmond, VA 23261 Three James Center, 12th Floor 1051 East Cary Street Richmond, VA 23219

April 16, 2008

Sino-Global Shipping America, Ltd.
36-09 Main Street
Suite 9C-2
Flushing, New York 11354
(718) 888-1814

Dear Sir:

We have acted as Virginia counsel for Sino-Global Shipping America, Ltd., a Virginia corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 (Registration No. 333-148611) and all amendments thereto (the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2008. The Registration Statement relates to the offering of 1,129,032 shares (the “Offering Shares”) of the Company’s common stock, without par value per share (“Common Stock”). In addition, the Registration Statement registers the resale of (a) an aggregate of 217,960 shares of Common Stock (the “Resale Shares”), sold by Mr. Cao Lei to investors in a private sale and (b) warrants to purchase an aggregate of up to 129,032 shares of Common Stock (the “Underwriter’s Warrants”), issued to Anderson & Strudwick, Incorporated as additional underwriting compensation. The Registration Statement also relates to the offering, on a delayed or continuous basis, of an aggregate of up to 129,032 shares of Common Stock issuable upon the exercise of the Underwriter’s Warrants.

In connection with this opinion, we have examined the Registration Statement and the prospectus contained therein, the Company’s Articles of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below (the “Documents”). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in the Documents. In addition, for all purposes of this opinion, we have assumed that the underwriting agreement pursuant to which the Offering Shares will be sold (the “Underwriting Agreement”) will be duly executed and delivered and will be a valid and binding agreement of the parties thereto in accordance with its terms.

The following opinion is given only as to matters of Virginia law, and we express no opinion with respect to any matters governed by or construed in accordance with the laws of any jurisdiction other than the Commonwealth of Virginia. We have assumed that there is nothing under any law (other than the laws of the Commonwealth of Virginia) which would affect or vary the following opinion.

Disclosure Required by Internal Revenue Service Circular 230: This communication is not a tax opinion. To the extent it contains tax advice, it is not intended or written by the practitioner to be used, and it cannot be used by the taxpayer, for the purpose of avoiding tax penalties that may be imposed on the taxpayer by the Internal Revenue Service.
Chesapeake	Hampton	Newport News	Norfolk	Virginia Beach	Williamsburg

www.kaufmanandcanoles.com

April 17, 2008

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1. The Offering Shares have been duly authorized and upon the sale thereof in accordance with the terms of the Underwriting Agreement, such securities will be duly and validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

2. The Resale Shares have been duly authorized and upon the sale thereof in accordance with the terms of the Registration Statement, such securities will be duly and validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

3. The Underwriter’s Warrants have been duly and validly authorized and, when resold as contemplated by the Registration Statement, will be duly and validly issued.

4. The shares of Common Stock issuable upon the exercise of the Underwriter’s Warrants have been duly and validly authorized and, when issued as contemplated by the Registration Statement and the terms and conditions of such warrants, will be fully paid and non-assessable shares of the Common Stock of the Company.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Sincerely,

/s/ Kaufman & Canoles, P.C.

Kaufman & Canoles, P.C.